

PROSPECTUS SUPPLEMENT                                                   FILE NO. 333-44173
(TO THE PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT         RULE 424(B)(3)
DATED MARCH 12, 1998)
PROSPECTUS NUMBER: 1697




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $200,000,000           ORIGINAL ISSUE DATE:          April 20, 1998


CUSIP NUMBER:           59018S F58             STATED MATURITY DATE:         April 22, 2002


INTEREST CALCULATION:                          DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                 /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                 / / 30/360
(FIXED INTEREST RATE):                         / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                      / / COMMERCIAL PAPER RATE
/ / CMT RATE                                   / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                 / / CD RATE
/ / FEDERAL FUNDS RATE                         / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                           DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                             LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                              LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months           MINIMUM INTEREST RATE:        Not Applicable


SPREAD:                 0.120%                 MAXIMUM INTEREST RATE:        Not Applicable


INITIAL INTEREST RATE:  5.80750%               SPREAD MULTIPLIER:            Not Applicable


INTEREST RESET DATES:   Quarterly, on the 22nd of January, April, July and October, commencing
                        July 22, 1998; subject to following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 22nd of January, April, July and October, commencing
                        July 22, 1998; subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  April 15, 1998

